EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-487-6555

FOR IMMEDIATE RELEASE

Capitol Bancorp Announces Plan to Unlock Shareholder Value With the
Spin-Off of Michigan Commerce Bancorp Limited

Capitol Bancorp Also Announces Adoption of
Shareholder Rights Plan

LANSING, Mich., and PHOENIX, Ariz.: July 21, 2009: Capitol Bancorp Limited (NYSE: CBC), announced today that its board of directors has approved a plan to spin-off Michigan Commerce Bancorp Limited (“MCBL”), currently a wholly-owned subsidiary of Capitol, as an independent publicly-traded bank holding company.  When the spin-off is completed, Capitol will continue to be a company with national banking operations and MCBL will be a separate publicly-traded bank holding company consisting of the substantial majority of Capitol’s prior Michigan-based banks.

“We believe that the spin-off of MCBL will enhance value for our shareholders by allowing each company to focus on maximizing its own distinct opportunities.  The spin-off will provide an opportunity for both Capitol and MCBL to develop and implement a strategic plan that fits their particular markets and operations,” said Capitol’s Chairman and CEO Joseph D. Reid.

It is anticipated that MCBL will be led by President John C. Smythe, who has served as president and CEO of Michigan Commerce Bank since March 2009.  Each company will have its own board of directors and senior management team.  The spin-off will also allow the companies to lower overall expenses by reducing the level of management personnel that is currently required to oversee geographically diverse multi-bank operations and will allow each company to design equity-based compensation programs targeted to its own performance.  Capitol also believes that the transition of MCBL to an independent company will provide MCBL with greater access to capital resources.  MCBL will continue to maintain, extend and improve its product offerings by providing soundly underwritten credit in the form of investments and loans to Michigan-based private enterprises, households and public sector governmental bodies.  As major regional banks have either been merged into out-of-state banks, or de-emphasized their operating focus on the State of Michigan, a void has emerged straining credit capacity and availability.  MCBL’s Michigan focus is expected to support job creation and economic development aimed at revitalizing both local communities and the State as a whole.

MCBL, the company that is expected to become public from the spin-off of Capitol’s Michigan-based operations, today filed a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”) that contains detailed information about MCBL as a standalone entity.

The Form 10 filing outlines Capitol’s plan to spin-off the outstanding common stock of MCBL through a pro rata distribution to Capitol’s shareholders.  This proposed spin-off structure is intended to address the volatility in credit market conditions and provide additional flexibility in the capital structures of Capitol and MCBL.

Also included in the Form 10 are historical financial statements for Michigan Commerce Bank for fiscal years 2006-2008, a management discussion and analysis of results of operations, information about its executive officers and other customary legal and financial disclosures for the proposed spin-off.

The completion and timing of the spin-off are dependent on a number of factors, including the Form 10 being declared effective by the SEC and Capitol’s board of directors declaring a distribution of MCBL stock to Capitol’s shareholders.  Other conditions to completing the spin-off include obtaining a ruling from the Internal Revenue Service that the spin-off will qualify as a tax-free transaction.  Capitol’s goal is to complete the spin-off later this year, but no assurance can be provided as to the timing of the planned spin-off or that all conditions to the spin-off will be met.

As of March 31, 2009, MCBL had total assets of $1.3 billion, and if the spin-off had occurred on that date, total assets of Capitol would have approximated $4.4 billion.  Due to the economic challenges that are especially heightened in the Michigan market, Capitol has been prudently building the allowance for loan losses and allocating capital resources to support MCBL’s lead subsidiary, Michigan Commerce Bank.  A pro forma balance sheet and statement of operations is attached to this news release.

The proposed spin-off has the goal of creating one company (Capitol) to focus on growth-oriented, high-performance, value-driven operations associated with its national community bank franchise throughout the United States and that would be expected to appeal to growth-oriented investors; and one company (MCBL) that would focus on operations in Michigan and that would be expected to appeal to more traditional value-oriented investors interested in participating in potential consolidation and restructuring opportunities within Michigan.

“Capitol’s board of directors approved the proposed spin-off in an effort to address and improve the perception of Capitol in the marketplace and the relative valuation and multiples at which its stock is trading compared to its peers.  The board believes the proposed spin-off will allow the investment community to properly evaluate both Capitol’s and MCBL’s performance and potential relative to their respective peers,” stated Mr. Reid.

There is no current trading market for MCBL’s common stock.  However, MCBL expects that a limited market will develop on or shortly before the record date for the spin-off, and MCBL expects that trading of MCBL’s common stock will begin the first trading day after the spin-off.

Capitol also announced today that its executive committee of the board of directors has adopted a Shareholder Rights Plan (the “Rights Plan”) in which one purchase right will be distributed as a dividend on each share of common stock held of record as of the close of business on July 31, 2009 (the “Rights”).  The Rights will be deemed attached to the certificates representing outstanding shares of common stock and no separate Rights certificates will be issued at that time.

The Rights Plan is designed to deter coercive takeover tactics and to prevent an acquiror from gaining control of Capitol without offering a fair price to all of Capitol’s shareholders.  The Rights Plan will not prevent a takeover, but should encourage anyone seeking to acquire Capitol to negotiate with Capitol’s board of directors prior to attempting such action.  The Rights Plan is not being adopted in response to any specific effort to acquire control of Capitol.

Mr. Reid stated, “The Michigan Control Share Act that was recently repealed by the state legislature required that we reassess the shareholder protections that we have confidently relied upon previously.  In this volatile and uncertain environment, we believe adoption of this Rights Plan will assure that Capitol’s shareholders receive equal treatment in the event of any proposed takeover of Capitol and to guard against partial tender offers, squeeze-outs and other abusive tactics to gain control of Capitol that could impair Capitol’s board of directors’ ability to represent shareholders’ interests fully.”

Each Right will entitle its holder to purchase from Capitol, in certain circumstances described below, one one-thousandth of a share of a newly created Series X Junior Participating Preferred Stock of Capitol for $5.00 (the “Purchase Price”).  The Rights will become exercisable if any person, entity or group becomes the beneficial owner of 10 percent or more of Capitol’s common stock or has commenced a tender or exchange offer which, if consummated, would result in any person, entity or group becoming the beneficial owner of 10 percent or more of Capitol’s common stock.  If any person, entity or group becomes the beneficial owner of 10 percent or more of Capitol’s common stock, each Right will entitle its holder, other than the acquiring person, to purchase such number of shares of Capitol’s or the acquiror’s (or its parent’s) common stock having a market value of two times the Purchase Price.

Further details about the Rights Plan will be contained in a Form 8-K to be filed with the SEC by Capitol.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.8 billion national community banking company, with a network of separately chartered banks in 17 states.  It is the holder of the most individual bank charters in the country.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

Forward Looking Statement
Certain statements in this announcement contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates,” “goal,” “objective” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation’s behalf are qualified by the cautionary statements in this press release. The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

This news release contains forward-looking statements addressing the planned spin-off of MCBL as a separate company, the divestiture by Capitol of any retained shares of MCBL, and the expected financial results of MCBL after giving effect to the spin-off, each of which is dependent upon future events or developments.  These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  These risks and uncertainties include uncertainties regarding the planned spin-off of Capitol’s Michigan-based operations as a new standalone entity, including the timing and terms of any such spin-off and whether such spin-off will be completed, the possible future divestiture of any shares of MCBL retained by Capitol and uncertainties regarding the impact on MCBL and the market for its securities if the spin-off is accomplished.  In addition, Capitol and MCBL are subject to additional risks and uncertainties described in MCBL’s Form 10 and Capitol’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports.  Except to the extent required by applicable law, Capitol and MCBL undertake no obligation to update or revise any forward-looking statement.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Limited and Subsidiaries
March 31, 2009

(in $1,000s, except per share amounts)

		Pro Forma Adjustments
		Spin-Off of	Spin-Off of
	Historical	Michigan Commerce	Bank of
	Amounts	Bancorp Limited	Auburn Hills	Pro Forma
	As Reported	(Note A)	(Note B)	Consolidated

ASSETS

Cash and cash equivalents	$761,275	$(146,773)	$(5,908)	$608,594
Loans held for resale	24,979	(3,147)	-	21,832
Investment securities	48,847	(8,310)	-	40,537
Portfolio loans	4,695,317	(1,093,401)	(37,501)	3,564,415
Less allowance for loan losses	(99,629)	32,662	1,155	(65,812)
Net portfolio loans	4,595,688	(1,060,739)	(36,346)	3,498,603
Premises and equipment, net	56,975	(11,758)	(128)	45,089
Goodwill	72,270	(2,875)	-	69,395
Other real estate owned	86,837	(23,870)	(951)	62,016
Other assets	135,737	(28,338)	(1,453)	105,946

TOTAL ASSETS	$5,782,608	$(1,285,810)	$(44,786)	$4,452,012

LIABILITIES AND EQUITY

Liabilities:
Deposits	$4,706,562	$(1,110,742)	$(38,997)	$3,556,823
Debt obligations	559,750	(61,894)	-	497,856
Other liabilities	26,684	(5,058)	(187)	21,439
Total liabilities	5,292,996	(1,177,694)	(39,184)	4,076,118

Equity:
Capitol Bancorp Limited stockholders' equity:
Preferred stock	-	-	-	-
Common stock	274,178	(110,546)	(8,000)	155,632
Retained earnings	63,746	2,439	2,398	68,583
Other, net	(433)	(9)	-	(442)
Total Capitol Bancorp Limited stockholders' equity	337,491	(108,116)	(5,602)	223,773
Noncontrolling interests in consolidated subsidiaries	152,121	-	-	152,121
Total equity	489,612	(108,116)	(5,602)	375,894

TOTAL LIABILITIES AND EQUITY	$5,782,608	$(1,285,810)	$(44,786)	$4,452,012

Number of common shares outstanding	17,290,623			17,290,623

Book value per share of Capitol Bancorp Limited
stockholders' equity	$19.52			$12.94

Nonperforming loans	$232,459	$(74,009)	$(2,921)	$155,529
Real estate owned and other repossessed assets	87,074	(23,887)	(951)	62,236
Total nonperforming assets	$319,533	$(97,896)	$(3,872)	$217,765

Selected ratios:
Total equity as a percentage of total assets	8.47%	8.41%	12.51%	8.44%
Total capital as a percentage of total assets--Note C	11.36%	8.41%	12.51%	12.20%
Allowance for loan losses as a percentage of portfolio loans	2.12%	2.99%	3.08%	1.85%
Allowance for loan losses coverage ratio of nonperforming loans	42.86%	44.13%	39.54%	42.31%
Nonperforming loans as a percentage of portfolio loans	4.95%	6.77%	7.79%	4.36%
Nonperforming assets as a percentage of total assets	5.53%	7.61%	8.65%	4.89%

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited. (Capitol). On March 31, 2009, Capitol transferred its interest in Michigan Commerce Bank (MCB, a wholly-owned subsidiary of Capitol) to MCBL, resulting in MCB becoming a wholly-owned subsidiary of MCBL.

B--Pro forma spin-off of Bank of Auburn Hills (BAH), previously a wholly-owned subsidiary of Capitol. On June 30, 2009, Capitol transferred its interest in BAH to MCBL, resulting in BAH becoming a wholly-owned subsidiary of MCBL.

C--Total capital includes trust-preferred securities (subordinated debentures) and total equity.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Capitol Bancorp Limited and Subsidiaries

(in $1,000s, except per-share data)

	Three Months Ended March 31, 2009				Year Ended December 31, 2008
		Pro Forma Adjustments				Pro Forma Adjustments
		Spin-Off of				Spin-Off of
		Michigan Commerce	Spin-Off of			Michigan Commerce	Spin-Off of
	Historical	Bancorp Limited	Bank of Auburn Hills	Pro Forma	Historical	Bancorp Limited	Bank of Auburn Hills	Pro Forma
	Amounts	(Note A)	(Note B)	Consolidated	Amounts	(Note A)	(Note B)	Consolidated

Interest income	$68,716	$(15,826)	$(551)	$52,339	$304,315	$(75,446)	$(2,674)	$226,195
Interest expense	31,259	(7,497)	(298)	23,464	140,466	(36,809)	(1,512)	102,145
Net interest income	37,457	(8,329)	(253)	28,875	163,849	(38,637)	(1,162)	124,050
Provision for loan losses	28,172	(8,103)	(334)	19,735	82,492	(30,040)	(1,189)	51,263
Net interest income after provision for loan losses	9,285	(226)	81	9,140	81,357	(8,597)	27	72,787
Noninterest income	4,957	(816)	(23)	4,118	26,432	(4,491)	(91)	21,850
Noninterest expense	49,995	(9,330)	(452)	40,213	190,388	(33,916)	(1,509)	154,963
Loss before income tax benefit	(35,753)	8,288	510	(26,955)	(82,599)	20,828	1,445	(60,326)
Income tax benefit	(12,848)	2,820	173	(9,855)	(30,148)	7,060	487	(22,601)
NET LOSS	(22,905)	5,468	337	(17,100)	(52,451)	13,768	958	(37,725)
Less net losses attributable to noncontrolling interests	7,233	-	-	7,233	23,844	-	-	23,844

NET LOSS ATTRIBUTABLE TO CAPITOL BANCORP LIMITED	$(15,672)	$5,468	$337	$(9,867)	$(28,607)	$13,768	$958	$(13,881)

NET LOSS PER SHARE ATTRIBUTABLE TO CAPITOL
BANCORP LIMITED:
Basic	$(0.91)			$(0.57)	$(1.67)			$(0.81)
Diluted	$(0.91)			$(0.57)	$(1.67)			$(0.81)

Elements of net loss per share computations (in 1,000s):
Average number of common shares outstanding
for purposes of computing basic net loss per
share--denominator for basic net loss per share	17,162			17,162	17,147			17,147
Effect of dilutive securities--stock options and unvested
restricted shares	-			-	-			-
Average number of common shares and dilutive securities
for purposes of computing diluted net loss per share	17,162			17,162	17,147			17,147

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited. (Capitol). On March 31, 2009, Capitol transferred its interest in Michigan Commerce Bank (MCB, a wholly-owned subsidiary of Capitol) to MCBL, resulting in MCB becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of MCB as if the spin-off occurred at the beginning of the period presented.

B--Pro forma spin-off of Bank of Auburn Hills (BAH), previously a wholly-owned subsidiary of Capitol. On June 30, 2009, Capitol transferred its interest in BAH to MCBL, resulting resulting in BAH becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment
The pro forma adjustment removes the operating results of BAH as if the spin-off occurred at the beginning of the period presented.